Exhibit 99.1

SERITAGE GROWTH PROPERTIES MAKES $30 MILLION LOAN PREPAYMENT

SERITAGE GROWTH PROPERTIES MAKES $50 MILLION LOAN PREPAYMENT

NEW YORK – April 24, 2024 – Seritage Growth Properties (NYSE: SRG) (the “Company”), a national owner and developer of retail, residential and mixed-use properties, today announced that between April 23, 204 and April 24, 2024, the Company has made voluntary prepayments aggregating $50 million toward its $1.6 billion term loan facility provided by Berkshire Hathaway Life Insurance Company of Nebraska (“Berkshire Hathaway”).

With the prepayments, the Company has now repaid a total of $1.32 billion since December 2021 and $280 million of the term loan facility remains outstanding. The current prepayments will reduce Seritage’s total annual interest expense related to the term loan facility by approximately $3.5 million. The cumulative repayments since December 2021 have reduced Seritage’s total annual interest expense related to the term loan facility by approximately $92.4 million.

About Seritage Growth Properties

Seritage is principally engaged in the ownership, development, redevelopment, management and leasing of diversified and mixed-use properties throughout the United States. As of December 31, 2023, the Company’s portfolio consisted of interests in 32 properties comprised of approximately 4.1 million square feet of gross leaseable area (“GLA”) or build-to-suit leased area and 460 acres. The portfolio consists of approximately 2.8 million square feet of GLA and 326 acres held by 23 wholly owned properties and 1.2 million square feet of GLA and 134 acres held by nine unconsolidated entities.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “will,” “approximately,” or ”anticipates” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond the Company’s control, which may cause actual results to differ significantly from those expressed in any forward-looking statement. Factors that could cause or contribute to such differences include, but are not limited to: declines in retail, real estate and general economic conditions; risks relating to redevelopment activities; contingencies to the commencement of rent under leases; the terms of the Company’s indebtedness and other legal requirements to which the Company is subject; failure to achieve expected occupancy and/or rent levels within the projected time frame or at all; the impact of ongoing negative operating cash flow on the Company’s ability to fund operations and ongoing development; the Company’s ability to access or obtain sufficient sources of financing to fund the Company’s liquidity needs; environmental, health, safety and land use laws and regulations; and possible acts of war, terrorist activity or other acts of violence or cybersecurity incidents. For additional discussion of these and other applicable risks, assumptions and uncertainties, see the “Risk Factors” and forward-looking statement disclosure contained in the Company’s filings with the Securities and Exchange Commission (SEC), including the Company’s annual report on Form 10-K for the year ended December 31, 2023 and any subsequent Form 10-Qs. While the Company believes that its forecasts and assumptions are reasonable, the Company cautions that actual results may differ materially. The Company intends the forward-looking statements to speak only as of the time made and do not undertake to update or revise them as more information becomes available, except as required by law.

Seritage Growth Properties

John Garilli

Interim Chief Financial Officer

(212) 355-7800

IR@Seritage.com